EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
     On October 2, 2006, Art Technology Group, Inc. (ATG), completed its previously announced acquisition of eStara, Inc. (eStara). The acquisition was made pursuant to an agreement and plan of merger among us, eStara, our wholly-owned subsidiaries Arlington Acquisition Corp. and Storrow Acquisition Corp., certain stockholders of eStara and the stockholder representative named therein, dated September 18, 2006, as amended on October 2, 2006. The terms of the merger agreement were the result of arm’s-length negotiations with eStara. As a result of the merger, eStara became our wholly-owned subsidiary.
          eStara is a leading provider of proactive conversion solutions — Click to Call, Click to Chat and Call Tracking — designed to increase sales conversion, reduce website abandonment and improve the customer experience. Click to Call drives conversion from any online medium — classifieds, directories, websites, email, ad banners and intranet portals — bridging website visitors with offline contact at key points in the buying process. Similarly, Click to Chat enhances the online customer experience by providing an additional support channel through which to establish dialogue with an online vendor. eStara Click to Call and Click to Chat are used to increase advertising conversions, reduce abandonment and drive brand loyalty. Leveraging the same VOIP technology, and exploiting the ubiquity of the telephone, Call Tracking enables businesses to capture, track and maximize every inbound telephone lead. The service tracks inbound phone activity using local or toll-free numbers.
          We acquired eStara for consideration primarily consisting of approximately 14.6 million shares of common stock valued at approximately $39.2 million and $3.9 million in cash. The number of shares and amount of cash are based on an estimate of the number of shares held by former eStara stockholders who are not accredited investors and therefore only receive cash proceeds in exchange for their eStara shares. The final determination of the number of shares of common stock versus cash consideration to be issued is expected to be complete by December 31, 2006. The amount of the merger consideration is also subject to adjustment based on eStara’s working capital at closing, which has not yet been finalized. In addition, we have paid eStara employees cash transaction bonuses of approximately $4.7 million. These amounts will be accounted for as part of the purchase price as the bonuses are not contingent on future employment. All eStara stock options were either exercised or cancelled prior to the merger, and ATG issued stock options to those eStara employees who continued to be employed by ATG subsequent to the merger. ATG will recognize compensation expense related to these options as they vest in accordance with Statement of Financial Accounting Standard No 123(R ), Share Based Payment (SFAS No. 123R).
          We have also agreed to pay, on or about March 14, 2008, up to an additional $6.0 million in potential earn-out payments based on the eStara revenues for fiscal 2007 to the stockholders of eStara. If the $6.0 million potential earn-out is achieved, approximately $2.9 million will be accounted for as compensation expense in ATG’s income statement as it relates to amounts paid to eStara employees shareholders in excess of that paid to non-employee stockholders on a per share basis. These payments may be made, at our option, in the form of cash or stock, subject to the applicable rules of the Nasdaq stock market and applicable limitations under the tax rules to permit the transaction to be categorized as a tax free reorganization. The earn-out payment is earned as follows:
•	If the eStara revenue for fiscal 2007 is equal to or greater than $25,000,000 but is less than $30,000,000, the aggregate earn-out payments will be $2,000,000.

•	If the eStara revenue for fiscal 2007 is greater than $30,000,000, the aggregate earn-out payments will be $6,000,000.
          Copies of the merger agreement and the amendment to the merger agreement are filed as exhibits 2.1 and 2.2 to this current report and incorporated herein by reference.

     The following unaudited pro forma condensed combined financial information gives effect to our acquisition of eStara and should be read in conjunction with the historical financial statements and the related notes of ATG, which are included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarter ended June 30, 2006, and eStara, whose financial statements are included as an exhibit to this document. The unaudited pro forma condensed combined balance sheet as of June 30, 2006 gives effect to the merger with eStara as if it had occurred on June 30, 2006 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the merger with eStara as if it had occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 is based on audited historical results of operations of ATG and eStara. eStara’s historical results from operations for the year ended December 31, 2005 were adjusted in the pro forma condensed combined statement of operations to reflect reclassifications of expenses to be consistent with ATG’s accounting policies. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 is based on unaudited historical results of ATG and eStara. The unaudited pro forma condensed combined financial statements include all material pro forma adjustments necessary for their preparation, but do not assume any benefits from cost savings or synergies of operations of the combined company. The unaudited pro forma condensed combined balance sheet information as of June 30, 2006 reflects an adjustment to record eStara’s deferred revenue at its estimated fair value. No corresponding adjustment has been made in the unaudited pro forma condensed combined statement of operations information for either period presented.
     ATG and eStara expect to incur costs related to the merger principally in the quarter in which the acquisition was consummated, the quarter ended December 31, 2006. These costs, which are currently estimated to be approximately $2.1 million, primarily consist of fees to investment bankers, legal counsel, independent auditors, consultants, and other fees. The unaudited pro forma condensed combined financial statements reflect ATG’s estimated transaction costs as a component of the purchase price. An independent valuation specialist is currently conducting a valuation analysis in order to assist ATG management in determining the fair values of a significant portion of eStara’s assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, and as such the actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial information. In addition to the receipt of the final valuation report from the independent valuation specialists, the impact of ongoing integration activities, and other changes in eStara’s net tangible and intangible assets could cause material differences in the information presented.
     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of ATG that would have been reported if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of the future operating results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
As of June 30, 2006
(in thousands)

	Historical		Pro forma		Pro forma
	ATG	eStara	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$28,683	$1,713	$(10,690	)(1), (2)	$19,706
Marketable Securities	8,722	—	—		8,722
Accounts receivable, net of reserves	24,557	3,320	—		27,877
Prepaid expenses and other current assets	2,148	177	—		2,325

Total current assets	64,110	5,210	(10,690)		58,630

Property and equipment, net	3,619	130	—		3,749
Goodwill	27,347	470	32,649	(3), (4)	60,466
Intangible assets, net	3,832	—	13,000	(4)	16,832
Other assets	1,275	—	—		1,275

	$100,183	$5,810	$34,959		$140,952

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,427	$436	$—		$3,863
Accrued expenses	12,398	781	—		13,179
Deferred revenue	22,336	498	(191)	(5)	22,643
Accrued restructuring, current portion	2,423	—	—		2,423
Capital lease obligations, current portion	66	—	—		66

Total current liabilities	40,650	1,715	(191)		42,174

Capital lease obligations, less current portion	24	—	—		24
Deferred rent		26	(26	)(6)	—
Accrued restructuring, less current portion	1,672	—	—		1,672
Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	125	(125	) (7)	—
Common stock	1,117	22	124	(4), (7)	1,263
Unamortized restricted stock	—	(13)	13	(7)	—
Additional paid-in capital	254,312	23,335	15,764	(4), (7)	293,411
Accumulated deficit	(194,550)	(19,442)	19,442	(7)	(194,550)
Accumulated other comprehensive loss	(3,042)	42	(42	) (7)	(3,042)

Total stockholders’ equity	57,837	4,069	35,176		97,082

	$100,183	$5,810	$34,959		$140,952

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006
(in thousands, except per share amounts)

	Historical		Pro forma		Pro forma
	ATG	eStara	Adjustments		Combined
Revenues:
Product licenses	$17,222	$—	$—		$17,222
Services	31,963	6,538	—		38,501

Total revenues	49,185	6,538	—		55,723

Cost of Revenues:
Product licenses	1,016	—	—		1,016
Services	13,568	1,822	530	(8), (12)	15,920

Total cost of revenues	14,584	1,822	530		16,936

Gross Profit	34,601	4,716	(530)		38,787

Operating Expenses:
Research and development	9,946	545	76	(12)	10,567
Sales and marketing	14,817	1,965	959	(8), (12)	17,741
General and administrative	5,424	966	195	(8), (9), (12)	6,585
Restructuring charge	323	—	—		323

Total operating expenses	30,510	3,476	1,230		35,216

Income from operations	4,091	1,240	(1,760)		3,571
Interest and other income, net	825	5	(214	) (11)	616

Income before provision for income taxes	4,916	1,245	(1,974)		4,187
Provision for income taxes	—	—	—		—

Net Income	$4,916	$1,245	$(1,974)		$4,187

Basic net income per share	$0.04				$0.03

Diluted net income per share	$0.04				$0.03

Basic weighted average common shares outstanding	111,225		14,600	(10)	125,825

Diluted weighted average common shares outstanding	116,471		14,600	(10)	131,071

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share amounts)

	Historical		Pro forma		Pro forma
	ATG	eStara	Adjustments		Combined
Revenues:
Product license	$29,821	$—	$—		$29,821
Services	60,825	7,432	—		68,257

Total revenues	90,646	7,432	—		98,078
Cost of Revenues:
Product license	1,816	—	—		1,816
Services	23,255	1,675	1,040	(8)	25,970

Total cost of revenues	25,071	1,675	1,040		27,786

Gross profit	65,575	5,757	(1,040)		70,292
Operating Expenses:
Research and development	17,843	819	—		18,662
Sales and marketing	30,034	2,871	1,750	(8)	34,655
General and administrative	11,231	1,066	407	(8), (9)	12,704
Restructuring charge	885	—	—		885

Total operating expenses	59,993	4,756	2,157		66,906

Income from operations	5,582	1,001	(3,197)		3,386
Interest and other income, net	219	(27)	(428	)(11)	(236)

Income before income taxes	5,801	974	(3,625)		3,150
Provision for income taxes	32	—			32

Net income	$5,769	$974	$(3,625)		$3,118

Basic net income per share	$0.05				$0.03

Diluted net income per share	$0.05				$0.02

Basic weighted average common shares outstanding	109,446		14,600	(10)	124,046

Diluted weighted average common shares outstanding	111,345		14,600	(10)	125,945

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
Explanation of Adjustments to the Pro Forma Condensed Combined Financial Statements:

(1)	Estimated combined transaction costs of $2.1 million incurred to consummate the acquisition.

(2)	Cash consideration paid by ATG of $3.9 million (consisting of $2 million to all eStara stockholders and our estimate of an additional $1.9 million to those eStara stockholders who are not accredited investors), and transaction bonuses of $4.7 million paid to eStara employees.

(3)	Elimination of eStara’s goodwill recorded in connection with a previous eStara acquisition.

(4)	The Company has allocated the preliminary estimated purchase price to the net tangible and intangible assets, resulting in the excess of the purchase price over the net tangible and intangible assets being recorded as goodwill. The following represents a preliminary estimate of the purchase price (in thousands):

Cash payment in lieu of issuing ATG Stock	$3,900
Fair Market Value of ATG Stock to be Issued	39,245
Transaction Bonus paid to eStara employees	4,725
Transaction Costs Incurred	2,065

Total Purchase Consideration	$49,935

     The fair market value of ATG shares of common stock issued to eStara stockholders is based on an average market price per share of ATG’s common stock of $2.69 for the five trading days (September 15, 2006 through September 21, 2006) around the announcement of the eStara acquisition on September 19, 2006.
     The estimated purchase price has been allocated on a preliminary basis to the acquired net tangible and intangible assets based on their estimated fair values as of June 30, 2006 as follows (in thousands):

Cash and cash equivalents	$1,713
Accounts receivable	3,320
Prepaid expenses	177
Accounts payable	(436)
Accrued expenses	(781)
Deferred revenue	(307)
Fixed assets	130

Net tangible assets acquired	$3,816

Excess of purchase price over net tangible assets acquired	$46,119
Identified intangible assets:
Developed Product Technology	$5,200
Trademark / Tradename Portfolio	800
Customer relationships	7,000

Total fair value of identified intangibles	$13,000

Goodwill	$33,119

     The total estimated purchase price is allocated to the net tangible and intangible assets of eStara based on their fair value as of the completion date of ATG’s acquisition of eStara. The preliminary work performed by the valuation specialist has been considered in management’s estimates of the fair values reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values will include management’s consideration of a final valuation prepared by the independent valuation specialist. This final valuation will be based on the actual net tangible and intangible assets of eStara that exist as of the date of completion of the transaction.
     Consideration allocated to the identified intangible assets will be amortized over the asset’s estimated useful life. The amount of intangible assets, estimated useful life and amortization methodology will be established based upon the independent valuation specialist completing its valuation report.
     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill resulting from the transaction is not amortized but will be subject to an annual impairment test (or more frequently if certain events or circumstances indicate that goodwill may be impaired). In the event that goodwill is impaired, ATG will incur an impairment charge for the amount by which the carrying value of goodwill exceeds its fair value during the fiscal quarter in which the determination is made that goodwill is impaired.
     The Company has not recorded any deferred tax liabilities for the book to tax basis difference of the intangible assets because the Company anticipates offsetting the deferred tax liability with existing NOL’s.

(5)	Adjustment of eStara’s deferred revenue to its estimated fair market value, based on the estimated costs to perform the services required by the eStara hosting and maintenance contracts to which the deferred revenue primarily relates, plus an appropriate profit margin.

(6)	Elimination of eStara’s deferred rent in connection with the acquisition.

(7)	Elimination of eStara’s equity accounts and the issuance of ATG shares of common stock to effect the acquisition.

(8)	Amortization of the intangible assets recorded as part of the purchase price allocation in connection with the acquisition. Intangible assets are amortized in accordance with SFAS 142 using the straight-line method for purposes of these unaudited pro forma financial statements over the following number of years:

Developed Product Technology	5

Trademark / Tradename Portfolio	5

Customer relationships	4

(9)	To record the recognition of restricted stock equity compensation issued to an eStara employee as part of the acquisition that will be vested over 15 months.

(10)	To record the impact of the issuance of ATG common stock as consideration in conjunction with the acquisition subject to revision based on determining the final number of eStara shareholders who are accredited investors.

(11)	To record the reduction of interest income to give effect to using $10.7 million of cash to pay transaction costs, transaction bonuses to eStara employees and payments to non-accredited eStara investors.

(12)	To record stock compensation expense in accordance with the adoption of SFAS No. 123R in 2006 related to options issued to eStara employees who continued to be employed by ATG subsequent to the merger. The break out of the expense by income statement category is as follows:

Cost of revenue – services	$10,000

Research and development	76,000

Sales and marketing	84,000

General and administrative	54,000

Total	$224,000
.